UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2021 (September 9, 2021)

WILLSCOT MOBILE MINI HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37552	82-3430194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4646 E Van Buren St., Suite 400

Phoenix, AZ 85008

(Address, including zip code, of principal executive offices)

(480) 894-6311

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	WSC	The Nasdaq Capital Market
Warrants to purchase common stock(1)	WSCTW	OTC Markets Group Inc.

(1) Issued in connection with the registrant’s acquisition of Modular Space Holdings, Inc. in August 2018, which are exercisable for one share of the registrant’s common stock at an exercise price of $15.50 per share.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 9, 2021, WillScot Mobile Mini Holdings Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC (the “Underwriter”) and Sapphire Holding S.à r.l. (the “Selling Stockholder”). Pursuant to the Underwriting Agreement, the Selling Stockholder agreed to sell 21,410,019 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to the Underwriter at a price of $28.20 per Share (the “Offering”).

The Underwriting Agreement contains customary representations, warranties and covenants of the Company and also provides for customary indemnification by each of the Company, the Selling Stockholder and the Underwriter against certain liabilities and customary contribution provisions in respect of those liabilities.

The sale of the Shares by the Selling Stockholder was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-253710), including a prospectus supplement dated September 9, 2021 to the prospectus contained therein, dated March 1, 2021, filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, the Company entered into a share repurchase agreement (the “Share Repurchase Agreement”) with the Selling Stockholder pursuant to which the Company agreed to repurchase from the Selling Stockholder 2,379,839 shares of the Company’s Common Stock (the “Share Repurchase”) and the Underwriting Agreement described herein. Following a reduction in the Selling Stockholder’s beneficial ownership of the Company’s Common Stock resulting from the completion of the Share Repurchase and the Offering (the “Ownership Reduction”), that certain shareholders agreement dated as of July 1, 2020 among the Selling Stockholder, TDR Capital II Holdings L.P., TDR Capital, L.L.P. and the Company (the “Shareholders Agreement”) terminated in accordance with its terms.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of the Ownership Reduction, Stephen Robertson resigned his position as a member of the Company’s board of directors, effective September 14, 2021, pursuant to the terms of the Shareholders Agreement.

Item 8.01	Other Events.

On September 9, 2021, the Company issued a press release announcing the launch of the Offering and concurrent Share Repurchase, which is filed herewith as Exhibit 99.1 and incorporated by reference herein. On September 9, 2021, the Company issued a press release announcing the pricing of the Offering at a price to the public of $28.50 per Share, which is filed herewith as Exhibit 99.2 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated September 9, 2021, by and between WillScot Mobile Mini Holdings Corp, Sapphire Holdings, S.à r.l. and Morgan Stanley & Co. LLC.

99.1	Press Release of WillScot Mobile Mini Holdings Corp., dated September 9, 2021.

99.2	Press Release of WillScot Mobile Mini Holdings Corp., dated September 9, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WillScot Mobile Mini Holdings Corp.

Dated: September 14, 2021	By:	/s/ Christopher J. Miner

Name:	Christopher J. Miner

Title:	Executive Vice President & Chief Legal Officer